                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                VTEL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                 NOT APPLICABLE
--------------------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange act Rules 14a-6(i)(4) and 0-11.

    1)   Title of each class of securities to which transaction applies:

    2)   Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

    4)   Proposed maximum aggregate value of transaction:

    5)   Total fee paid:

    * Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Fee paid previously by written preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)   Amount Previously Paid:

    2)   Form, Schedule or Registration Statement No.:

    3)   Filing Party:

    4)   Date Filed:

                                VTEL CORPORATION
                              108 WILD BASIN ROAD
                                AUSTIN, TX 78746

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 16, 1999

TO THE STOCKHOLDERS:

     You are cordially invited to attend the Annual Meeting of Stockholders of VTEL Corporation (the "Company") to be held at the Company's offices in Austin, Texas, at 2:00 p.m., on Thursday, December 16, 1999, for the following purposes:

          1. To elect seven directors of the Company to hold office until the next annual meeting of stockholders or until their respective successors are duly elected and qualified.

          2. To consider and act upon a proposal to approve an amendment to the Company's Employee Stock Purchase Plan ("ESPP") to increase the number of shares of the Company's Common Stock issuable under the ESPP upon the exercise of stock options granted pursuant to the ESPP from 950,000 shares to 1,450,000 shares.

          3. To consider and act upon a proposal to approve an amendment of the Company's 1992 Director Stock Option Plan (the "Director Plan") to increase the number of shares of the Company's Common Stock issuable under the Director Plan upon the exercise of stock options granted pursuant to the Director Plan from 150,000 to 250,000 shares and to modify the formula pursuant to which options are granted thereunder.

          4. To ratify the Board of Directors' appointment of PricewaterhouseCoopers LLP, independent accountants, as the Company's independent auditors for the year ending July 31, 2000.

          5. To transact such other business as may properly be brought before the meeting or any adjournment(s) thereof.

     Holders of record of the Company's Common Stock at the close of business on November 5, 1999 will be entitled to notice of, and to vote at, the meeting or any adjournment(s) thereof.

     Stockholders who do not expect to attend the meeting are requested to sign and return the enclosed proxy, for which a postage-paid, return envelope is enclosed. The proxy must be signed and returned in order to be counted.

                                            By Order of the Board of Directors,

                                            RODNEY S. BOND
                                            Secretary

Austin, Texas
November 12, 1999

                                VTEL CORPORATION
                              108 WILD BASIN ROAD
                              AUSTIN, TEXAS 78746

                                PROXY STATEMENT
                                      FOR
                      1999 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 16, 1999

                    SOLICITATION AND REVOCABILITY OF PROXIES

     The enclosed form of proxy is solicited by the Board of Directors of VTEL Corporation (the "Company") to be used at the 1999 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Company's offices in Austin, Texas, at 2:00 p.m., on Thursday, December 16, 1999. This Proxy Statement and the related proxy are to be first sent or given to the stockholders of the Company on approximately November 12, 1999. Any stockholder giving a proxy may revoke it at any time, provided written notice of such revocation is received by the Secretary of the Company before such proxy is voted; otherwise, if received in time, properly completed proxies will be voted at the meeting in accordance with the instructions specified thereon. Stockholders attending the meeting may revoke their proxies and vote in person. Mere attendance at the Annual Meeting will not of itself revoke the proxy.

     The Company's annual report for the year ended July 31, 1999, is being mailed herewith to all stockholders entitled to vote at the Annual Meeting. The annual report does not constitute a part of the proxy soliciting material.

                     VOTING SECURITIES OUTSTANDING; QUORUM

     The record date for the determination of stockholders entitled to notice of and vote at the Annual Meeting was the close of business November 5, 1999 (the "Record Date"). At the close of business on November 5, 1999, there were 24,534,755 shares of Common Stock, $.01 par value (the "Common Stock"), issued and outstanding, each entitled to one vote on all matters properly brought before the Annual Meeting. There are no cumulative voting rights.

     The presence in person or by proxy of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote as of the Record Date is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are treated as present at the meeting and are therefore counted to determine a quorum. If a quorum is not present, the stockholders entitled to vote who are present in person or represented by proxy at the Annual Meeting have the power to adjourn the meeting from time to time, without notice other than an adjournment at the meeting, until a quorum is present or represented. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally notified.

     Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required to approve the amendment to the Employee Stock Purchase Plan ("ESPP"), the amendment to the 1992 Director Stock Option Plan (the "Director Plan") and to ratify the appointment of independent auditors.

     Abstentions may be specified on all proposals except the election of directors. Abstentions, with respect to any proposal other than the election of directors, will have the same effect as a vote against such proposal. Broker non-votes will have no effect on the outcome of the election of directors or the other proposals. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The Company has only one outstanding class of equity securities, its Common Stock, par value $.01 per share.

     The following table sets forth certain information with respect to beneficial ownership of the Company's Common Stock as of October 13, 1999 by (i) each person who is known by the Company to beneficially own more than 5% of the Company's Common Stock, (ii) each of the Company's directors and nominees and Named Executive Officers (as defined in "Executive Compensation" below) and
(iii) all directors and officers as a group.

                                                              SHARES BENEFICIALLY
                                                                  OWNED(1)(2)
                                                              --------------------
NAME AND ADDRESS OF BENEFICIAL OWNER                           NUMBER      PERCENT
------------------------------------                          ---------    -------
Dimensional Fund Advisors
  1299 Ocean Avenue
  Santa Monica, CA 90401....................................  1,711,040      7.0%
Intel Corporation
  2200 Mission College Blvd
  Santa Clara, CA 95052.....................................  1,672,846      6.8%
F.H. (Dick) Moeller.........................................    394,482(3)   1.6%
Stephen L. Von Rump.........................................    267,100(4)   1.1%
Eric L. Jones...............................................     68,687(5)     *
Gordon H. Matthews..........................................     24,427(6)     *
Max D. Hopper...............................................     10,000(7)     *
Richard N. Snyder...........................................     24,666(8)     *
T. Gary Trimm...............................................    228,136(9)     *
Kathleen A. Cote............................................         --        *
James H. Wells..............................................      2,000(10)    *
Jerry S. Benson, Jr. .......................................    434,921(11)   1.8%
Ly-Huong T. Pham............................................    131,385(12)    *
Steven F. Keilen............................................     81,384(13)    *
Rodney S. Bond..............................................    173,405(14)    *
Michael J. Steigerwald......................................     66,769(15)    *
All directors and officers as a group (16 persons) (3), (4),
  (5), (6), (7), (8), (9), (10), (11), (12), (13), (14),
  (15), (16)................................................  2,196,523      8.4%

---------------

  *  Indicates ownership of less than 1% of the Company's Common Stock

 (1) Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The persons and entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted below. Amounts shown include shares of Common Stock issuable upon exercise of certain outstanding options within 60 days after October 13, 1999.

 (2) Except for the percentages of certain parties that are based on presently exercisable options which are indicated in the following footnotes to the table, the percentages indicated are based on 24,457,573 shares of Common Stock issued and outstanding on October 13, 1999. In the case of parties holding presently exercisable options, the percentage ownership is calculated on the assumption that the shares presently held or purchasable within the next 60 days underlying such options are outstanding.

 (3) Consists of 89,109 shares held by Mr. Moeller directly (100 of which are subject to restriction) and 305,373 shares (61,628 of which are subject to repurchase at December 12, 1999 by VTEL at the optionee's exercise prices pursuant to the option agreements) which Mr. Moeller may acquire upon the exercise of options within 60 days after October 13, 1999.

 (4) Consists of 17,100 shares held by Mr. Von Rump directly (100 of which are subject to restriction) and 250,000 shares (202,501 of which are subject to repurchase at December 12, 1999 by VTEL at the optionee's exercise prices pursuant to the option agreements) which Mr. Von Rump may acquire upon the exercise of options within 60 days after October 13, 1999.

 (5) Consists of 55,687 shares held by Mr. Jones directly and 13,000 shares which Mr. Jones may acquire upon the exercise of options within 60 days after October 13, 1999.

 (6) Consists of 11,594 shares held by Mr. Matthews directly and 12,833 shares which Mr. Matthews may acquire upon the exercise of options within 60 days after October 13, 1999.

 (7) Consists of 10,000 shares which Mr. Hopper may acquire upon the exercise of options within 60 days after October 13, 1999.

 (8) Consists of 17,000 shares held by Mr. Snyder directly and 7,666 shares which Mr. Snyder may acquire upon the exercise of options within 60 days after October 13, 1999.

 (9) Consists of 12,307 shares held by Mr. Trimm directly and 215,829 shares which Mr. Trimm may acquire upon the exercise of options within 60 days after October 13, 1999.

(10) Consists of 2,000 shares held by Mr. Wells directly.

(11) Consists of 84,921 shares held by Mr. Benson directly (100 of which are subject to restriction) and 350,000 shares (184,022 of which are subject to repurchase at December 12, 1999 by VTEL at the optionee's exercise prices pursuant to the option agreements) which Mr. Benson may acquire upon the exercise of options within 60 days after October 13, 1999. Effective July 1999, Mr. Benson resigned from the position of President and Chief Executive Officer of the Company (see Summary Compensation Table).

(12) Consists of 21,385 shares held by Ms. Pham directly (10,100 of which are subject to restriction) and 110,000 shares (58,194 of which are subject to repurchase at December 12, 1999 by VTEL at the optionee's exercise prices pursuant to the option agreements) which Ms. Pham may acquire upon the exercise of options within 60 days after October 13, 1999.

(13) Consists of 11,384 shares held by Mr. Keilen directly (100 of which are subject to restriction ) and 70,000 shares (46,667 of which are subject to repurchase at December 12, 1999 by VTEL at the optionee's exercise prices pursuant to the option agreements) which Mr. Keilen may acquire upon the exercise of options within 60 days after October 13, 1999.

(14) Consists of 35,072 shares held by Mr. Bond directly (100 of which are subject to restriction) and 138,333 shares (50,013 of which are subject to repurchase at December 12, 1999 by VTEL at the optionee's exercise prices pursuant to the option agreements) which Mr. Bond may acquire upon the exercise of options within 60 days after October 13, 1999.

(15) Consists of 13,928 shares held by Mr. Steigerwald directly (100 of which are subject to restriction) and 52,841 shares (33,712 of which are subject to repurchase at December 12, 1999 by VTEL at the optionee's exercise prices pursuant to the option agreements) which Mr. Steigerwald may acquire upon the exercise of options within 60 days after October 13, 1999.

(16) Includes an aggregate of 38,788 shares held directly (400 of which are subject to restriction) by Dennis Egan, Vinay Goel, Dianne Johnson and Bob Swem, collectively, and 250,373 shares (100,260 of which are subject to repurchase at December 12, 1999 by VTEL at the optionees' exercise prices pursuant to the option agreements) which such persons, collectively, may acquire upon the exercise of options within 60 days after October 13, 1999. All options held by the Chief Executive Officer and the Named Executive Officers were granted under the VTEL Corporation 1989 Stock Option Plan (the "1989 Plan") or the VTEL Corporation 1996 Stock Option Plan (the "1996 Plan") (collectively, the "Company's Stock Option Plans"). Pursuant to the Company's Stock Option Plans, all options granted thereunder are immediately exercisable, however, shares issued upon exercise are subject to repurchase by VTEL, at the exercise price, to the extent of the number of shares that have not vested in the event that the optionees' employment terminates prior to all such optionees' options becoming vested. All restricted shares held by the Chief Executive Officer and the Named Executive Officers were issued pursuant to the VTEL Corporation 1998 Restricted Stock Plan (the "1998 Plan").

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who beneficially own more than 10% of the Company's Common Stock ("10% Stockholders"), to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Based solely upon information provided to the Company by individual officers, directors and 10% Stockholders, the Company believes that all of these filing requirements were satisfied by the Company's officers, directors and 10% Stockholders.

                             ELECTION OF DIRECTORS
                                    (ITEM 1)

     The Board of Directors has nominated for directors the seven individuals named below to be elected at the Annual Meeting to hold office until the next annual meeting of stockholders, or until their respective successors shall have been duly elected and shall have qualified. All of the nominees are currently directors of the Company, with the exception of Kathleen A. Cote and James H. Wells. Proxies cannot be voted for a greater number of persons than the number of nominees named on the enclosed form of proxy. A plurality of the votes cast in person or by proxy by the holders of Common Stock is required to elect a director.

                                                                       PRESENT
                                                                   OFFICE(S) HELD       DIRECTOR
NOMINEE                                                   AGE      IN THE COMPANY        SINCE
-------                                                   ---      --------------       --------
F. H. (Dick) Moeller....................................  54    Chairman of the Board    1989
Stephen L. Von Rump.....................................  41    President                1999
Gordon H. Matthews......................................  63    None                     1994
T. Gary Trimm...........................................  52    None                     1997
Richard N. Snyder.......................................  55    None                     1997
Kathleen A. Cote........................................  50    None                      N/A
James H. Wells..........................................  52    None                      N/A

     The following information regarding the principal occupations and other employment of the nominees during the past five years and their directorships in certain companies is as reported by the respective nominees:

     F.H. (DICK) MOELLER, age 54, joined the Company as Chief Executive Officer, President and director in October 1989 and became the Chairman of the Board in March 1992. In September 1998, Mr. Moeller resigned from the position of President and Chief Executive Officer, but continues to serve as Chairman of the Board. In October 1998, Mr. Moeller was named General Partner of SSM Venture Partners, a venture capital investment firm. From May 1982 to October 1989, Mr. Moeller served as the founder and President of ProfitMaster Computer Systems, Inc., a computer software firm specializing in real-time financial management systems for retail point-of-sale applications. Prior to founding such firm, Mr. Moeller spent 12 years with Texas Instruments Incorporated during which he held a variety of management positions, most recently serving as Advanced Systems Manager of its Computer Systems Division.

     STEPHEN L. VON RUMP, age 41, joined the Company as Chief Marketing Officer in October 1998 and became President and director in July 1999. From January 1985 until October 1998, Mr. Von Rump held various management positions at MCI Corporation. Most recently, from May 1995 until October 1998, Mr. Von Rump served as Vice President of Enterprise Services, responsible for MCI's highly successful data and Internet services. From December 1981 until January 1985, Mr. Von Rump was a member of the Technical Staff at AT&T Bell Laboratories. He also serves as a director of Digital Link Corporation, based in Sunnyvale, California.

     GORDON H. MATTHEWS, age 63, has served as a director of the Company since October 1994. Since May of 1996, Mr. Matthews has been the Chairman of Matthews Communications Management, Inc., a provider of telephone control systems for residences and small businesses. From May of 1996 to June of 1998 he was also its Chief Executive Officer. Since May of 1992, Mr. Matthews has served as Chairman and President of Matthews Communication Systems, Inc., a consulting firm providing assistance to corporations on intellectual property processes. Mr. Matthews' pre-1992 experience includes founding and managing a number of companies in the electronics industry. Mr. Matthews is a named inventor in over 40 patents, including the U.S. Patent #4,371,752 for voice mail. Mr. Matthews is the acknowledged inventor of voicemail.

     T. GARY TRIMM, age 52, has served as a director of the Company since May 1997. Previously he was President, Chief Executive Officer and a member of the Board of Directors of Compression Labs, Incorporated ("CLI") from February 1996 to May 1997 and CLI's Principal Financial Officer from April 1996 to May 1997. From February 1994 to February 1995, he was President of the North American Division of Scientific-Atlanta, Inc. ("S-A"), which supplies advanced analog and digital video systems to the cable and telephone industry. From January 1990 to March 1994, he held the position of President of the Subscriber Systems Division at S-A, where he had general management responsibility for S-A's analog and digital settop.

     RICHARD N. SNYDER, age 55, has served as a director of the Company since December 1997. Since September 1997, Mr. Snyder has served as founder and Chief Executive Officer of Corum Cove Consulting, LLC, a consulting firm specializing in providing strategic guidance to high technology businesses. From 1996 until 1997, Mr. Snyder was the Senior Vice President of World Wide Sales, Marketing, Service and Support of Compaq Computer Corp., a worldwide computer company. From 1995 until 1996, Mr. Snyder was the Senior Vice President and General Manager of Dell Americas, a computer manufacturer and marketer, and from 1993 until 1995, Mr. Snyder was the Group General Manager, DeskJet Printer Group for Hewlett Packard Company ("Hewlett"), a designer, manufacturer and servicer of electronic products and systems. Prior to 1993, Mr. Snyder served as General Manager of the Vancouver Division of Hewlett.

     KATHLEEN A. COTE, age 50, is standing for election as a director of the Company for the first time. In January of 1998, Ms. Cote founded Seagrass Partners, a consulting firm specializing in providing business, operational and technical support for internet start-up companies. She currently serves as its President. From November 1996 to January 1998, Ms. Cote served as Chief Executive Officer of ComputerVision Corporation, a hardware, software and consulting business. From November 1986 to November 1996, she held various senior management positions with ComputerVision Corporation. In January 1998, ComputerVision Corporation was acquired by Parametric Technology Corporation. Ms. Cote is also a director of MediaOne Group, Inc.

     JAMES H. WELLS, age 52, is standing for election as a director of the Company for the first time. Since January 1999, Mr. Wells has been the Senior Vice President of Marketing and Business Development of Dazel, a recently acquired Hewlett Packard enterprise software company. From April 1995 to March 1998, Mr. Wells served as Vice President of Sales and was a founding officer in the internet streaming company, RealNetworks, Inc. He was the group manager of Apple Computer's enterprise marketing from January 1990 to January 1994. Prior to 1994, Mr. Wells held senior management positions in several high technology companies and start-ups.

     None of the nominees is related to any other nominee or to any executive officer or director of the Company by blood, marriage or adoption (except relationships, if any, more remote than first cousin).

     THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" EACH OF THE SEVEN NOMINEES.

                       BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors held four regularly scheduled meetings and one special meeting during the fiscal year ended July 31, 1999. In addition, the Board of Directors acted six times by unanimous consent during the fiscal year ended July 31, 1999.

     The Board of Directors uses working committees with functional responsibility in the more complex recurring areas where disinterested oversight is required. Working committees of the Board of Directors include the Audit Committee, the Compensation Committee, the Nominating Committee and the Executive Committee.

     The Audit Committee is the communication link between the Board of Directors and the Company's independent auditors. In addition to recommending the appointment of the independent auditors to the Board of Directors, the Audit Committee reviews the scope of the audit, the accounting policies and reporting practices, internal auditing and internal control, compliance with the Company's policies regarding business conduct and other matters as deemed appropriate. The Audit Committee held three meetings in fiscal 1999 with the independent auditors and management. The Audit Committee currently is composed of Messrs. Hopper (Chairman) and Snyder.

     The Compensation Committee is responsible for approving the compensation arrangements of senior management and recommending approval by the Board of Directors of amendments to the Company's benefit plans. At three regularly scheduled meetings during the fiscal year ended July 31, 1999, the Compensation Committee approved stock option awards pursuant to the Company's Plans. In addition, the Compensation Committee acted ten times by unanimous consent during the fiscal year ended July 31, 1999. The Compensation Committee currently is composed of Messrs. Jones (Chairman), Matthews and Trimm.

     The Nominating Committee is responsible for continuing studies of the size and composition of the Board of Directors and for proposing nominees to the Board. At one meeting during the fiscal year ended July 31, 1999, the Nominating Committee reviewed information regarding proposed nominees to the Board of Directors. The Nominating Committee will consider nominees properly recommended by security holders. In order to make a nomination, the Company's Bylaws generally require that advance notice of such nomination be provided to the Company at least 60 days and not more than 90 days prior to the first anniversary of the preceding year's annual stockholders' meeting, together with additional information regarding the nominee and the stockholder making such nominations as called for by the Company's Bylaws. The Nominating Committee currently is composed of Messrs. Moeller (Chairman), Hopper, Jones and Von Rump.

     During the fiscal year ended July 31, 1999, with the exception of two directors who missed one regular meeting each, all directors attended 100% of the total number of meetings of the Board and the committees on which that director served.

DIRECTOR COMPENSATION

     During fiscal 1999, each nonemployee director was paid a retainer of $1,500 for the first quarter and $3,000 for each of the second, third and fourth quarters. Additionally, each nonemployee director was paid $1,000 for the regularly scheduled and special meetings of the Board of Directors of the Company attended by such director and $250 for participation in each telephonic meeting not considered an official Board of Directors meeting. Accordingly, total director fees earned in fiscal 1999 were $88,000.

     All nonemployee directors participate in the Company's 1992 Director Plan. Nonemployee directors elected prior to October 14, 1994 received stock options to purchase 6,000 shares of the Company's Common Stock, having an exercise price equal to the market price of the Company's Common Stock on the date of such grant. Nonemployee directors elected on or after October 14, 1994 receive stock options to purchase 12,000 shares of the Company's Common Stock on the same terms. In addition, nonemployee directors will receive options to purchase 6,000 shares of the Company's Common Stock, such options vesting over a three-year period, at the time that such eligible director's prior options granted under the 1992 Director Plan become fully exercisable and vested. All such options shall vest in equal amounts monthly over a three-year period but shall cease vesting at the time such director ceases to be a director of the Company. An amendment to the

1992 Director Plan will be voted upon at the Annual Meeting which will, among other things, increase the number of options granted pursuant to the formula specified in the Director Plan. See "Proposal to Amend the VTEL Corporation 1992 Director Stock Option Plan."

     The compensation of employee directors of the Company is discussed at "Executive Compensation" below.

REPORT FROM THE COMPENSATION COMMITTEE REGARDING EXECUTIVE COMPENSATION

     As members of the Compensation Committee, it is our duty to administer the executive compensation program for the Company. The Compensation Committee is responsible for establishing appropriate compensation goals for the executive officers of the Company and evaluating the performance of such executive officers in meeting such goals. The elements of the executive compensation program described below are implemented and periodically reviewed and adjusted by the Compensation Committee.

     The goals of the Compensation Committee in establishing the Company's executive compensation program are as follows:

          (1) To fairly compensate the executive officers of the Company for their contributions to the Company's short-term and long-term performance. The elements of the Company's executive compensation program are (a) annual base salaries, (b) quarterly performance bonuses, (c) long-term incentives and (d) equity incentives.

          (2) To allow the Company to attract, motivate and retain the management personnel necessary to the Company's success by providing an executive compensation program comparable to that offered by companies with which the Company competes for such management personnel.

          (3) To provide an executive compensation program with incentives linked to the financial performance of the Company, and thereby enhance stockholder value. Under such a program, incentive compensation for executive officers is linked to the financial performance of the Company as measured by earnings per share and revenue.

     Base Salaries. The annual base salaries of the Chief Executive Officer and the other executive officers of the Company are determined based on individual performance, experience and a comparison with salary ranges and midpoints reflecting similar positions, duties and levels of responsibility at the Company's Peer Group and other companies in similar industries and with comparable revenues. The Company's Peer Group is identified under the heading "Comparative Total Returns" below and the comparisons to companies in similar industries with comparable revenues are based on reports published by Radford Associates, a provider of national compensation surveys.

     Quarterly Bonus. The quarterly bonuses available to the executive officers of the Company are based upon the achievement of certain earnings per share and revenue goals for the Company set by the Compensation Committee prior to the beginning of such measurement period.

     The Company did not achieve its first, second and third quarterly targets during fiscal 1999. Thus, no bonuses related to those quarters were paid to the executive officers. The Company did achieve 85% of its fourth quarter targets during fiscal 1999. Thus, the fourth quarter bonuses were paid to the executive officers. An additional bonus was paid to each executive officer at the end of fiscal 1999 in recognition of certain individual achievements during fiscal 1999. In addition, one officer was paid a bonus during fiscal 1999 for performance related to the Company's product development program.

     Long-Term Value Creation Incentives. Upon completion of the merger between the Company and CLI in 1997 (the "Merger"), the Board of Directors established a Long-Term Value Creation Incentive Plan ("VCIP") to focus on the synergies and opportunities created by the Merger. The VCIP allows selected individual employees to share directly in any incremental earnings resulting from the Merger. Accordingly, VCIP performance minimum thresholds were established based on the performance that the two companies could have achieved independently. The VCIP bonus pool is based on earnings performance above the minimum earnings per share threshold. Any incremental performance above the threshold results in the allocation of a portion of the earnings to the VCIP pool. Awards to the individuals are based on the performance achieved during the two-year period occurring following the completion of the Merger. Each employee participating in the VCIP program is granted shares of the VCIP pool based upon the pre-determined percentage of the VCIP pool allocated to each individual. The individual percentage of the total pool remains constant as incrementally higher performances are obtained. The number of shares granted to each participant is based on management's and the Board's judgment of the individual's potential ability to influence the success of the Merger and the profitability of the combined Company.

     The Company did not meet the VCIP performance minimum threshold during fiscal 1998 or 1999. Thus there was no funding of the VCIP pool for the fiscal years 1998 or 1999.

     Equity Incentives. Equity incentives other than those described above, including grants of stock options and restricted stock, are determined based on the Compensation Committee's assessment of the ability of such officers to positively impact the Company's future performance and enhance stockholder value as determined by their individual performances. Stock option grants and other equity incentives are not awarded annually, but rather as warranted by individual performance and experience. Option awards generally vest over a 48-month period. The amount and vesting of stock options generally are not contingent on achievement of any performance targets.

     In fiscal 1999, options covering a total of 622,993 shares of Common Stock at a weighted average exercise price of $3.152 were granted to executives. Of these options, 147,935 were granted based upon the objectives and goals achieved by the Company and/or Optionee in fiscal 1998, with 160,000 being granted to one new executive upon joining the Company. See "Executive Compensation -- Stock Option Grants During Fiscal 1999."

     In addition to the above grants, the Compensation Committee granted 11,300 shares of restricted stock to executives during fiscal 1999. 1,300 of these shares were granted under a program pursuant to which all employees of the Company received 100 shares of restricted stock. The additional 10,000 shares of restricted stock was granted to an executive in recognition of individual achievement.

     Equity and cash incentives are not limited to executive officers. Grants of stock options are made to all employees upon joining the Company in amounts determined by the Compensation Committee and are also made to selected employees as performance related awards and as awards for certain job promotions. The amounts of such grants are determined based on the individual employee's position with the Company and his or her potential ability to beneficially impact the performance of the Company. By giving all employees a stake in the financial performance of the Company, the Compensation Committee's goal is to provide incentives to all employees of the Company to enhance the financial performance of the Company and, thus, stockholder value.

     Omnibus Budget Reconciliation Act of 1993. The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code ("Section 162(m)"). With certain exceptions, beginning with the taxable year commencing January 1, 1994, Section 162(m) will prevent publicly held corporations, including the Company, from taking a tax deduction for compensation in excess of $1 million paid to the Chief Executive Officer and the four other persons named in the Summary Compensation Table in the Proxy Statement. Section 162(m) will not apply to limit the deductibility of performance-based compensation exceeding $1 million if paid (i) solely upon attainment of one or more performance goals, (ii) pursuant to a performance-based compensation plan adopted by the Compensation Committee, and
(iii) the terms of the plan are approved by the stockholders before payment of the compensation.

     The Compensation Committee has reviewed the Company's compensation plans with regard to the deduction limitation contained in Section 162(m). The Compensation Committee believes that option grants under the Company's stock option plans meet the requirements for deductible compensation. The Compensation Committee has decided for the present not to alter the Company's other compensation plans to meet the deductibility requirements of the regulations promulgated under the Internal Revenue Code. The Compensation Committee will continue to review the issue and its determination under the regulations under
Section 162(m) and monitor whether the Company's compensation plans should be amended in the future to meet the deductibility requirements. The Compensation Committee does not anticipate that Section 162(m) will limit the deductibility of any compensation paid in fiscal year 2000. No executive officers of the Company were affected by such provision in fiscal year 1999.

                             COMPENSATION COMMITTEE

                                 Eric L. Jones
                               Gordon H. Matthews
                                 T. Gary Trimm

                             EXECUTIVE COMPENSATION

     The following table summarizes certain information regarding compensation paid or accrued during each of the Company's last three fiscal years to the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM COMPENSATION
                                         ANNUAL COMPENSATION                            AWARDS(1)
                                       -----------------------                  -------------------------
                                                                    OTHER       RESTRICTED    SECURITIES
                             PERIOD                 BONUS AND       ANNUAL        STOCK       UNDERLYING     ALL OTHER
                              ENDED                COMMISSIONS   COMPENSATION     AWARDS     OPTIONS/SARS   COMPENSATION
NAME AND PRINCIPAL POSITION  JULY 31   SALARY($)       ($)          ($)(2)         ($)           (#)           ($)(3)
---------------------------  -------   ---------   -----------   ------------   ----------   ------------   ------------
F.H. (Dick) Moeller........   1999     $189,075      $20,343       $    -0-      $   287(5)     29,504         $3,843
  Chairman and Former Chief   1998     $260,833      $   -0-       $    -0-          N/A           -0-         $3,531
  Executive Officer(4)        1997     $216,666      $77,250       $    -0-          N/A       130,302(1)      $3,881
Stephen L. Von Rump(4).....   1999     $175,360      $82,562(6)    $ 53,800(7)   $   287(5)    250,000         $1,032
  President                   1998          N/A          N/A            N/A          N/A           N/A            N/A
                              1997          N/A          N/A            N/A          N/A           N/A            N/A
Jerry S. Benson, Jr. ......   1999     $295,000      $   -0-       $    -0-      $   287(5)    130,540         $1,390
  Former Chief Executive      1998     $270,000      $   -0-       $ 35,628(8)       N/A           -0-         $1,007
  Officer(4)                  1997     $ 51,136      $28,125       $100,283(8)       N/A       250,000         $   72
Ly-Huong T. Pham...........   1999     $192,500      $83,779       $    -0-      $30,287(5)(9)    35,000       $1,156
  Chief Technology Officer    1998     $141,250      $83,388       $    -0-          N/A        75,000         $  706
  and Vice President,         1997          N/A          N/A            N/A          N/A           N/A            N/A
  Engineering
Steven F. Keilen...........   1999     $183,125      $25,125       $106,300(8)   $   287(5)        -0-         $1,025
  Chief Marketing Officer     1998          N/A      $50,000(6)         N/A          N/A        70,000            N/A
  and Vice President, Sales   1997          N/A          N/A            N/A          N/A           N/A            N/A
  and Marketing
Rodney S. Bond.............   1999     $180,833      $25,656       $    -0-      $   287(5)     30,967         $2,749
  Chief Financial Officer,    1998     $157,833          -0-       $    -0-          N/A        50,000         $1,315
  Secretary and Vice          1997     $150,000      $69,500       $    -0-          N/A        28,699(1)      $  357
  President, Finance
Michael J. Steigerwald.....   1999     $169,999      $24,062       $    -0-      $   287(5)      2,841         $  960
  Vice President, Global      1998     $ 25,113      $   -0-       $    -0-          N/A        50,000         $  107
  Services                    1997          N/A          N/A       $    -0-          N/A           N/A            N/A

---------------

(1) Effective as of May 27, 1997, the Compensation Committee approved an exchange program pursuant to which all current employees holding options under a VTEL or CLI employee stock option plan and current directors holding options under the Company's 1992 Director Plan were permitted an opportunity to exchange their options outstanding under the Company's stock option plans for new options having an exercise price of $6.125, the fair market value of the Common Stock on May 27, 1997. The new options issued to employees pursuant to this program vest ratably over a 48-month period commencing on May 27, 1997. The new options issued to directors pursuant to this program vest ratably over a 36-month period commencing on May 27, 1997. Subsequently, 40% of the eligible options, representing options covering 1,257,338 shares of Common Stock were reissued pursuant to this exchange program. Of the option awards shown in the above table, 125,000 options granted to Mr. Moeller and 25,000 options granted to Mr. Bond in 1997 were the result of a repricing of options previously granted.

(2) Includes perquisites and other personal benefits if value is greater than the lesser of $50,000 or 10% of reported salary and bonus.

(3) Represents the dollar value of any insurance premiums paid by the Company during the covered fiscal year with respect to term life insurance and long term disability insurance for the benefit of the Chief Executive Officer or Named Executive Officer.

(4) In September 1998, Mr. Moeller resigned from the position of Chief Executive Officer but continues to serve as Chairman of the Board of Directors. Mr. Benson was named Chief Executive Officer in

    September 1998. In July 1999, Mr. Benson resigned from the position of President and Chief Executive Officer. Under his separation agreement (the "Separation Agreement") he will remain employed with the Company in a non-executive capacity until January 31, 2001. Pursuant to the separation agreement the Company will pay Mr. Benson a one-time payment of $21,000. The Company also has agreed to accelerate the vesting of some of Mr. Benson's options and has agreed to allow him to exercise his options until June 30, 2001, subject to the terms of the Option Agreements and the Separation Agreement. Effective July 1999, Mr. Von Rump was named President of the Company.

(5) Consists of 100 shares of restricted stock issued to the executive. The restriction on the shares will lapse upon completion of one year of employment with the Company from the date of grant.

(6) Consists of $50,000 paid to Mr. Keilen and Mr. Von Rump upon their initial acceptance of employment with the Company and $25,125 and $32,562 respectively for the fourth quarter executive bonuses.

(7) Consists of temporary living expenses allowance paid to Mr. Von Rump.

(8) Consists of relocation expenses paid by the Company.

(9) Consists of 10,000 shares of restricted stock issued to Ms. Pham. The restriction on the shares will lapse upon four years of employment with the Company from the date of grant.

STOCK OPTION GRANTS DURING FISCAL 1999

     The following table sets forth information with respect to grants of stock options to purchase Common Stock pursuant to the Company's Plans to the Chief Executive Officer and the Named Executive Officers reflected in the Summary Compensation Table above. No stock appreciation rights (SARs) were granted during fiscal 1999 and none were outstanding as of July 31, 1999.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                INDIVIDUAL GRANTS
                              -----------------------------------------------------          POTENTIAL REALIZABLE
                               NUMBER OF       % OF TOTAL                                  VALUE OF ASSUMED ANNUAL
                               SECURITIES     OPTIONS/SARS    EXERCISE                       RATES OF STOCK PRICE
                               UNDERLYING      GRANTED TO     OR BASE                  APPRECIATION FOR OPTION TERM(1)
                              OPTIONS/SARS     EMPLOYEES       PRICE     EXPIRATION   ----------------------------------
NAME                          GRANTED (#)    IN FISCAL YEAR    ($/SH)       DATE      0% ($)      5% ($)       10% ($)
----                          ------------   --------------   --------   ----------   -------   ----------   -----------
F.H. (Dick) Moeller.........      29,504           1.62        2.063      09/09/08     60,837      137,376       254,802
Steven L. Von Rump..........     160,000           8.80        2.938      11/20/08        -0-      295,630       749,186
                                  90,000           4.95        5.188      07/12/09        -0-      293,570       744,034
Jerry S. Benson, Jr. .......      30,540           1.68        2.063      09/09/08     62,973      142,200       263,749
                                 100,000           5.50        3.000      11/19/08        -0-      188,668       478,123
Ly-Huong T. Pham............      15,977           0.88        2.063      09/09/08     32,945       74,392       137,980
                                  19,023           1.05        3.000      11/19/08        -0-       35,890        90,953
Steven F. Keilen............         -0-            N/A          N/A           N/A        N/A          N/A           N/A
Rodney S. Bond..............      17,853           0.98        2.063      09/09/08     36,813       83,127       154,182
                                  13,114           0.72        3.000      11/19/08        -0-       24,742        62,701
Michael J. Steigerwald......       2,841           0.16        2.063      09/09/08      5,858       13,228        24,535
All employee options........   1,817,690         100.00         3.40(2)        N/A    383,020    3,886,661     9,849,561
All stockholders(3).........         N/A            N/A          N/A           N/A        N/A   52,221,857   132,340,438
Optionee gains as % of all
  stockholder gains.........         N/A            N/A          N/A           N/A        N/A        7.44%         7.44%

---------------

(1) The dollar amounts under these columns represent the potential realizable value of each grant of options assuming that the market price of the Company's Common Stock appreciates in value from the date of grant at the 5% and 10% annual rates compounded over the ten year term of the option as prescribed by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the price of the Company's Common Stock.

(2) Weighted average grant price of all stock options granted to employees in fiscal 1999.

(3) Appreciation for all stockholders is calculated using the average exercise price for all employee optionees ($3.40) granted during fiscal 1999 and using the number of shares of the Company's Common Stock outstanding on July 31, 1999 (24,422,803).

AGGREGATED STOCK OPTION/SAR EXERCISES DURING FISCAL 1999 AND STOCK OPTION/SAR VALUES AS OF JULY 31, 1999

     The following table sets forth information with respect to the Chief Executive Officer and the Named Executive Officers concerning the exercise of options during fiscal 1999 and unexercised options held as of July 31, 1999:

               AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                        AND FY-END OPTION/SAR VALUES(1)

                                                              NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                                 OPTIONS/SARS AT               OPTIONS/SARS AT
                                SHARES                         FISCAL YEAR END (#)           FISCAL YEAR END ($)
                             ACQUIRED ON       VALUE       ---------------------------   ---------------------------
NAME                         EXERCISE (#)   REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                         ------------   ------------   -----------   -------------   -----------   -------------
F.H. (Dick) Moeller........        -0-            -0-        218,576         86,797        327,651         68,685
Stephen L. Von Rump........        -0-            -0-         26,666        223,334         38,746        193,734
Jerry S. Benson, Jr. ......     30,540         29,593        152,082        197,918         23,182        115,918
Ly-Huong T. Pham...........        -0-            -0-         34,420         75,580          4,409         59,246
Steven F. Keilen...........        -0-            -0-         17,500         52,500            -0-            -0-
Rodney S. Bond.............        -0-            -0-         71,008         67,325          6,350         56,764
Michael J. Steigerwald.....        -0-            -0-         13,541         39,300            -0-          6,614

---------------

(1) All options held by the Chief Executive Officer and the Named Executive Officers were granted under the 1989 Plan or the 1996 Plan. Pursuant to each of the 1989 Plan and the 1996 Plan, all options granted thereunder are immediately exercisable, however shares issued upon exercise are subject to repurchase by the Company, at the exercise price, to the extent of the number of shares that have not vested in the event that the optionee's employment terminates prior to all such optionee's option shares becoming vested. The amounts under the headings entitled "Exercisable" reflect vested options as of July 31, 1999 and the amounts under the headings entitled "Unexercisable" reflect option shares that have not vested as of July 31, 1999.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee is or has been an officer or employee of the Company or any of its subsidiaries or had any relationship requiring disclosure pursuant to Item 404 of SEC Regulation S-K. No member of the Compensation Committee served on the compensation committee, or as a director, of another corporation, one of whose directors or executive officers served on the Compensation Committee of or whose executive officers served on the Company's Board of Directors.

CERTAIN TRANSACTIONS

     As of July 31, 1999, under the Company's Officer and Director Stock Loan Program, the aggregate principal amount of stock loans outstanding was $902,387. Of this balance, the Named Executive Officers had stock loans outstanding in the aggregate principal amount of $556,160. Two participants, Messrs. Moeller and Benson, had stock loans outstanding under this program in the aggregate principal amounts of $174,033 and $172,192, respectively.

     See footnote 4 to the Executive Compensation table for a description of the Separation Agreement entered into between Mr. Benson and the Company.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL AGREEMENTS

     The Company has not entered into any employment agreements with members of its senior management. However, the Company has entered into change-in-control agreements (the "Parachute Agreements") with members of its senior management, which provide that if the officer is terminated (i) by the Company other than for cause, the officer's death, retirement or disability or (ii) by the officer for "good reason," within a specified amount of time after a "change in control" of the Company (as those terms are defined in the Parachute Agreements), the Company will pay to the officer an amount (depending on the position of the officer) ranging from 1.5 to
2.99 times his or her current year's salary and will accelerate the vesting schedule of a portion of his or her unvested stock options, based on how long the officer has been employed with the Company. The Parachute Agreements also provide that the Company will pay the officer all legal fees and expenses incurred as a result of the termination and make available certain insurance benefits at the officer's expense for the one year period following the officer's termination.

                           COMPARATIVE TOTAL RETURNS

PERFORMANCE GRAPH

     The following Performance Graph shows the changes over the past five year period in the value of $100 invested in: (1) the Company's Common Stock, (2) the CRSP Total Return Index for NASDAQ Stock Market (U.S. Companies) (the "NASDAQ Composite Index"), and (3) the Common Stock of the Peer Group (as defined below) of companies whose returns are weighted according to their respective market capitalization. The values with each investment as of the beginning of each year are based on share price appreciation and the reinvestment with dividends on the respective ex-dividend dates. The Peer Group for periods preceding the Company's fiscal year ended July 31, 1997 consists of the following companies whose business, taken as a whole, resembles the Company's activities: PictureTel Corporation and CLI. Effective May 23, 1997, CLI merged with a wholly-owned subsidiary of the Company. The Peer Group for the periods ended July 31, 1997, 1998 and 1999 consists solely of the following company whose business, taken as a whole, resembles the Company's activities: PictureTel Corporation.

                              [PERFORMANCE GRAPH]

     This graph above assumes $100 invested on December 31, 1993 in the Common Stock of the Company, the NASDAQ Composite Index and the Peer Group, and was plotted using the following data:

                          DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   JULY 31,   JULY 31,   JULY 31,   JULY 31,
                              1993           1994           1995         1996       1997       1998       1999
                          ------------   ------------   ------------   --------   --------   --------   --------
NASDAQ..................    $100.00        $ 98.00        $138.00      $142.00    $210.00    $248.00    $354.00
VTEL....................    $100.00        $128.00        $284.00      $106.00    $ 87.00    $ 87.00    $ 66.00
Peer Group..............    $100.00        $107.00        $369.00      $363.00    $ 97.00    $ 91.00    $ 66.00

PROPOSAL TO INCREASE THE NUMBER OF AUTHORIZED SHARES UNDER THE VTEL CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN
                                    (ITEM 2)

     The Board of Directors has amended the VTEL Corporation Employee Stock Purchase Plan (the "ESPP") in order to increase the number of shares of Common Stock available for issuance thereunder from 950,000 to 1,450,000. The Board of Directors increased the number of available shares under the ESPP because as of October 1, 1999, only 215,909 shares of Common Stock remained available for purchase by the Company's employees. By increasing the number of shares available under the ESPP, the Board of Directors believes that the ESPP will continue to be a useful stock-related benefit program for attracting and retaining employees and providing additional incentive for all employees to promote the success of the Company. The Company intends to register the 500,000 additional shares of Common Stock issuable under the ESPP under the Securities Act, assuming the shareholders approve the proposal to increase the number of available shares. Shares purchased pursuant to the ESPP after the effective date of such registration could immediately be sold in the open market subject, in the case of affiliates (as defined in Rule 144 under the 1933 Act), to compliance with the provisions of Rule 144 other than the holding period requirement. The proposed amendment requires the approval of the shareholders of the Company pursuant to the terms of the ESPP. Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present and voting at the Annual Meeting in person or by proxy is necessary to approve the above described amendment to the ESPP. Proxies will be voted for or against such approval in accordance with the specifications marked thereon and, if no specifications are made, will be voted in favor of such approval.

DESCRIPTION OF VTEL CORPORATION EMPLOYEE STOCK PURCHASE PLAN

  General

     The VTEL Corporation Employee Stock Purchase Plan was adopted, subject to stockholder approval, by the Company's Board of Directors on April 29, 1993. The ESPP authorizes as of October 1, 1999 the issuance of up to 950,000 shares of Common Stock. The purpose of the ESPP is to assist eligible employees of the Company and its subsidiaries in acquiring a stock ownership interest in the Company through regular payroll deductions and cash contributions and thereby encourage them to remain in the employ of the Company or its subsidiaries. The ESPP allows participants to purchase shares of Common Stock at a price equal to the lesser of: (a) 85% of the fair market value of the Common Stock on the date of grant of the option or (b) 85% of the fair market value of the Common Stock at the time of exercise. See "-- Exercise Price" below. The ESPP is not subject to the qualification requirements of Section 401 of the Internal Revenue Code of 1986, as amended (the "Code"), nor is the ESPP subject to any provisions of ERISA. No maximum period of duration has been established for the ESPP. The Board of Directors of the Company, however, has the power to suspend or terminate the ESPP at any time, provided such suspension or termination does not affect outstanding options granted under the ESPP.

  Eligibility and Participation

     Any individual who is customarily employed by the Company or its subsidiaries for more than 20 hours per week and more than five months in a 12-month period is eligible to participate in the ESPP for one or more offering periods, provided that such individual is an employee on the first day of such offering period or periods. In no event may options be granted under the ESPP to an employee who immediately after the granting of the option would own capital stock of the Company (including capital stock of the Company which the individual may purchase under outstanding options) possessing more than 5% of the total combined voting power or value of all classes of stock of the Company or any of its affiliates. In addition, no option may be granted which would permit an employee's rights to purchase stock under the ESPP and all other employee stock purchase plans of the Company and its affiliates to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined at the time such option is granted) for each calendar year or portion thereof in which such stock option is outstanding. An eligible employee may become a participant by completing and returning to the Company a written stock purchase agreement indicating the employee's desire to participate in the ESPP and the amount in payroll deductions, cash or stock which the employee wishes to contribute under the ESPP in each offering period. Such agreement shall become effective on the first day of such offering period and shall remain effective for subsequent offering periods unless the employee's participation in the ESPP has terminated. A participant may increase or decrease the rate of contribution to the ESPP by amending his or her authorization for payroll deductions or cash or stock contributions. An amended authorization must be filed at least two weeks prior to the commencement date of the offering period for which it is to become effective.

  Administration

     The ESPP is administered by the Compensation Committee of the Board of Directors of the Company. The Compensation Committee has full authority to administer the ESPP, including authority to interpret and construe any provision of the ESPP and to adopt such rules and regulations for administering the ESPP as it may deem advisable. Decisions of the Compensation Committee are binding on all participants. All expenses of establishing and administering the ESPP are paid by the Company without charge to participants.

  Shares and Amounts Subject to Plan

     As of October 1, 1999, the maximum number of shares of Common Stock of the Company which may be issued under the ESPP cannot exceed 950,000 shares, subject to adjustment in certain circumstances. To prevent dilution or enlargement of the rights of participants under the ESPP, adjustments in the number of shares subject to the ESPP, the number of shares subject to outstanding options, the maximum number of shares for which options may be granted to any one employee, and option exercise prices are to be made in the event of merger, consolidation, reorganization, recapitalization, stock split, stock dividend in excess of 2% or other change in the corporate structure of the Company. Upon dissolution or liquidation of the Company, other than in connection with a reorganization, merger or consolidation in which the surviving corporation prior to or concurrent with its succession to the business of the Company assumes and continues the restated ESPP by substituting its common stock for the Company's Common Stock underlying the options granted thereunder, all options granted under the ESPP shall terminate; provided, however, that each optionee shall have the right to exercise his or her outstanding options at any time prior to or concurrently with the consummation of such merger, consolidation or reorganization to the full extent not theretofore exercised. If the number of shares for which options are to be exercised on any date exceeds the number of shares then remaining available under the ESPP, the Compensation Committee will make a pro rata allocation of the remaining available shares in a manner as nearly uniform as shall be practicable. Participant contributions not applied to the purchase of Common Stock will be returned without interest. No person shall have any rights as a stockholder with respect to any shares of Common Stock covered by an option prior to the date of issuance of a stock certificate for such shares. No adjustments will be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

  Terms of Options -- Method of Payment

     The maximum number of shares for which options may be granted to any participant during any single offering period shall not exceed 1,200 shares. The Compensation Committee has the power, exercisable at any time prior to the commencement of an offering period, to increase or decrease the maximum number of shares for which an option may be granted to each participant for that offering period. There is no minimum number of shares for which options may be granted to an employee. Each participant may contribute up to 15% of base pay, at the rate of contribution elected prior to the commencement date of an offering, through (i) regular payroll deductions in multiples of $5, (ii) lump sum cash payments made not later than two weeks before the last day of an offering period, or (iii) stock. The amount of each participant's contribution is held by the Company in a special account, but the Company has no obligation to pay interest on account balances. Base pay is defined in the ESPP as regular straight-time earnings for an offering period plus sales commissions, bonuses and other incentive payments for the three-month period immediately preceding such offering period.

  Offering Periods

     The initial offering period under the ESPP had a duration of three months and commenced on July 1, 1993 and ended on September 30, 1993. Subsequent offering periods are for successive three-month periods commencing on October 1, January 1, April 1, and July 1 and ending on the December 31, March 31, June 30 and September 30, respectively. Except as hereafter provided, a participant's option is automatically exercised on the last day of the offering period by applying the funds then in the participant's account to the purchase of the Company's Common Stock. If any money remains in the participant's account which is less than the price of one share of the Company's Common Stock, then the money is held for purchase of shares in the next offering period. Money remaining in the participant's account by reason of the limitation on the maximum number of shares purchasable in a single offering period is refunded without interest promptly after the close of the offering period. If a participant does not desire to have an option exercised, the participant must so notify the Company in writing at least two weeks prior to the last day of the offering period. As soon as reasonably practicable after receipt of such notice, the Company may deliver to such participant a cash payment equal to the total of the contributions credited to his or her account during such offering period. No interest shall be paid on such contributions. The non-exercise of an option shall not affect the participant's ability to participate in the ESPP for subsequent offering periods, and the participant's stock purchase agreement shall remain in force.

  Exercise Price

     The purchase price of the Common Stock covered by each option is equal to the lesser of: (a) 85% of the fair market value of the Common Stock on the date of grant of the option (the first day of the offering period) or (b) 85% of the fair market value of the Common Stock at the time of exercise (the last day of the offering period). The fair market value is deemed to be equal to the mean of the high and low reported sales prices of the Common Stock on the NASDAQ National Market System (or such other quotation system or stock exchange) on which the Company's Common Stock is traded on the date such value is to be determined.

  Withdrawal -- Termination of Employment -- Death

     An employee's participation in the ESPP will be terminated when the participant voluntarily withdraws from the ESPP upon written notification to the Compensation Committee, when the participant's employment terminates, or upon the death of the participant. Within 30 days after an employee's participation in the ESPP is terminated, all funds in the employee's account will be returned without interest. A voluntary withdrawal from the ESPP will not affect a participant's ability to participate in the ESPP for any subsequent offering period provided the participant files a new stock purchase agreement and payroll deduction authorization with the Compensation Committee at least two weeks prior to the commencement of such offering period. Each participant may designate a beneficiary or beneficiaries of the participant's interest in the ESPP. Upon the participant's death, any balance in the participant's account will be distributed to such beneficiary or beneficiaries, or in the absence of such designation, to the executor or administrator of the participant's estate.

  Transferability -- Delivery

     Options granted pursuant to the ESPP may not be transferred by a participant and are exercisable only during the participant's lifetime. After the exercise of options at the end of each offering period, the Company will, as expeditiously as possible, deliver to each participant certificates evidencing the shares of stock purchased through such exercise. The Company may, however, postpone delivery of shares for such period as may be required for it to comply with applicable requirements of law or quotation system or stock exchange on which the Company's Common Stock is traded.

  Termination or Amendment

     The Company's Board of Directors may at any time, with respect to any shares not at the time subject to outstanding options, suspend or terminate the ESPP. The Board may also amend the ESPP from time to time as it deems advisable, but no amendment shall, without prior stockholder approval, (i) increase the maximum number of shares subject to the ESPP or the maximum number of shares for which options may be granted to any one employee (other than adjustments to prevent dilution or enlargement of participant rights in the event of fundamental changes to the Company), (ii) materially increase the benefits accruing to participants, (iii) materially modify the eligibility requirements for ESPP participation, or (iv) modify the terms of any option granted under the ESPP so as to render such options unqualified for special tax treatment under Section 423 of the Code.

  Certain Federal Tax Income Consequences

     The following discussion of the federal income tax consequences of participation in the ESPP for typical optionee is only a summary, does not purport to be complete and does not cover, among other things, state and local tax treatment of participation in the ESPP. Furthermore, differences in individual optionees' financial situations may cause federal, state and local income tax consequences of participation in the ESPP to vary. The ESPP is intended to be an "employee stock purchase plan" within the meaning of Section 423 of the Code. Under a plan that so qualifies, no taxable income will be reportable by a participant by reason of the grant of the option or its exercise. A participant will recognize taxable income in the year of disposition of the stock acquired under the ESPP or in the year of death if the participant dies while still owning the stock. Generally, a disposition for this purpose includes any transfer of legal title, including a transfer by sale, exchange or gift, but does not include a transfer into joint ownership if the participant remains one of the joint owners, a pledge or a transfer by bequest or inheritance. If the participant disposes of stock within two years from the date the underlying option was granted, the participant will realize ordinary income in the year of disposition equal to the amount by which the fair market value of the stock on the date the option was exercised exceeded the exercise price. In such instances, the amount of the ordinary income will be added to the participant's basis in the stock, and any additional gain or any loss recognized on the disposition will be a capital gain or loss. The gain or loss will be long-term if the stock has been held for more than eighteen months. If the participant disposes of stock more than two years after the date the underlying option was granted, the participant will realize ordinary income in the year of disposition equal to the lesser of (i) the excess of the fair market value of the stock at the time of disposition over the exercise price for such stock, or
(ii) the excess of the fair market value of the stock at the time the option was granted over the exercise price for such stock. The amount of any ordinary income will be added to the participant's basis in the stock, and any gain recognized upon the disposition will be a long-term capital gain. If the fair market value of the stock on the date of disposition is less than the exercise price, there will be no ordinary income and any loss recognized will be a long-term capital loss. If the participant still owns the stock at the time of death, the lesser of (i) the excess of the fair market value of the stock at the time of death over the exercise price for such stock, or (ii) the excess of the fair market value of the stock at the time the option was granted over the exercise price for such stock will constitute ordinary income in the year of death. If a share is disposed of within two years after the date the underlying option was granted, then the employer corporation will be entitled to a deduction in the year of disposition equal to the amount of ordinary income realized by the participant as a result of the disposition. In all other cases, no deduction is allowed.

  Required Vote and Recommendation

     The affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Annual Meeting is needed to approve this proposal. Under Delaware law, an abstention would have the same legal effect as a vote against this proposal, but a broker non-vote would not be counted for purposes of determining whether a majority had been achieved. The shares represented by proxies solicited by the Board of Directors will be voted as directed on the form of proxy or, if no direction is indicated, will be voted "FOR" the approval of this proposal.

     THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THIS PROPOSAL.

                             PROPOSAL TO AMEND THE
                VTEL CORPORATION 1992 DIRECTOR STOCK OPTION PLAN
                                    (ITEM 3)

GENERAL

     In order to attract and retain nonemployee directors for the Company, the Board of Directors has adopted, and the Company's stockholders have previously approved, the Company's 1992 Director Stock Option Plan (the "Director Plan"), pursuant to which an aggregate of 150,000 shares of Common Stock may be issued upon the exercise of options granted under the Director Plan.

     In general, the Director Plan provides for the automatic grant of an option to purchase 12,000 shares of Common Stock, having an exercise price of the fair market value of the Common Stock at the date of grant, to each nonemployee director upon initial election or appointment, such options vesting over a three-year period, and further provides that each nonemployee director shall receive additional options to purchase 6,000 shares of the Company's Common Stock, such options vesting over a three-year period, at the time that such eligible director's prior options granted under the Director Plan become fully exercisable and vested.

     The Board of Directors has authorized an amendment to the Director Plan, subject to stockholder approval, to increase the number of shares of the Company's Common Stock available for issuance under the Director Plan from 150,000 to 250,000 shares, and to modify the formula pursuant to which options may be granted thereunder. As modified, the formula for granting options under the Director Plan will provide for the automatic grant of an option to purchase 25,000 shares of Common Stock, having an exercise price equal to the fair market value of the Common Stock on the date of grant, to each of the nonemployee directors upon their initial election or appointment, such options vesting over a three-year period, and will further provide that each nonemployee director shall receive additional options to purchase 12,500 shares of Common Stock, having an exercise price equal to the fair market value of the Common Stock on the date of grant and having a three-year vesting schedule, at such time as such nonemployee director's prior options granted under the Director Plan become fully vested and exercisable. This amendment increases the formula option grants, as specified above, and is believed by the Board of Directors to be necessary in order to enhance the usefulness of the Director Plan in attracting and retaining nonemployee directors and to cover future grants of options under the Director Plan. As of the date hereof, 48,335 shares remain available for grant under the Director Plan. The amendment, if approved, will enable the Company to continue the purposes of the Director Plan, by providing additional incentives to attract and retain qualified nonemployee directors.

     If approved by the stockholders of the Company at the Annual Meeting, the following amendment shall be made to the Director Plan:

     Section 4(a) will be amended in its entirety to provide as follows:

     The maximum number of shares which may be issued under the Director Plan shall be 250,000 shares of Common Stock, subject to adjustment as provided in
Section 9 of the Director Plan.

     Corresponding amendments will be made to the Director Plan in order to modify the formula for option grants, as described above, if the amendment is approved at the Annual Meeting.

     The following table sets forth information with respect to options received by or allocated to each indicated individual or group listed therein pursuant to the Director Plan in fiscal 1999.

                                                                 NUMBER
NAME AND POSITION                                              OF OPTIONS
-----------------                                              ----------
F. H. (Dick) Moeller........................................      -0-
  Chairman and Former Chief Executive Officer
Stephen L. Von Rump.........................................      -0-
  President
Jerry S. Benson, Jr. .......................................      -0-
  Former Chief Executive Officer
Ly-Huong T. Pham............................................      -0-
  Chief Technology Officer and Vice President, Engineering
Steven F. Keilen............................................      -0-
  Chief Marketing Officer and Vice President, Sales and
     Marketing
Rodney S. Bond..............................................      -0-
  Chief Financial Officer, Secretary and Vice President,
     Finance
Michael J. Steigerwald......................................      -0-
  Vice President, Global Services
All current executive officers as a group...................      -0-
All nonemployee directors as a group........................      -0-
All employees including all current officers, who are not
  executive officers, as a group............................      -0-

DESCRIPTION OF THE COMPANY'S 1992 DIRECTOR STOCK OPTION PLAN

     Under the provisions of the Director Plan, Non-Qualified Stock Options may be granted to the nonemployee directors of the Company. Pursuant to the Director Plan, upon the initial election or appointment of a person who is not an employee of the Company as director of the Company, such person will be granted an option to purchase 12,000 shares of Common Stock (or, if the amendment is approved, an option for 25,000 shares) at the fair market value of Common Stock on the date of grant. At the time the initial grant and each subsequent grant are fully vested (i.e., after 36 months), each nonemployee director is entitled to an additional grant of options covering 6,000 shares (or, if the amendment is approved, an option for 12,500 shares), such options to become exercisable over a 36-month period and having an exercise price equal to the fair market value on the date of grant.

     Pursuant to the terms of the Director Plan, each option becomes exercisable on a cumulative basis as to one-thirty-sixth of the shares subject to such option on each monthly anniversary of the date of grant of such option. In the event an optionee ceases to serve as a director, options granted under the Director Plan may be exercised by the optionee (or, in the event of his death, by his administrator, executor or heirs) at any time within 12 months after the optionee ceases to serve as a director, to the extent such option was exercisable at the time of such cessation of service. Each option shall expire after the expiration of 10 years from the date of the grant. An option granted under the current Director Plan is not transferable by the optionee except by will or by the laws of descent and distribution.

     The Director Plan is administered by the Board of Directors, which under the provisions of the Director Plan has the authority to (i) issue options granted in accordance with the formula set forth in the Director Plan to eligible directors and (ii) prescribe the form or forms of instruments evidencing awards.

     The Director Plan is not required to be qualified under Section 401(a)of the Code, nor is it subject to the provisions of ERISA.

     As of November 8, 1999, options to purchase a total of 68,667 shares of Common Stock were outstanding under the Director Plan. A total of 16,832 shares have been issued under the Director Plan.

     THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THIS PROPOSAL.

                    RATIFICATION OF APPOINTMENT OF AUDITORS
                                    (ITEM 4)

     Pursuant to the recommendation of the Audit Committee, the Board of Directors has appointed PricewaterhouseCoopers LLP, independent accountants, to audit the consolidated financial statements of the Company for the year ending July 31, 2000. The Company is advised that no member of PricewaterhouseCoopers LLP has any direct financial interest or material indirect financial interest in the Company or any of its subsidiaries or, during the past three years, has had any connection with the Company or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

     Ratification of this appointment shall be effective upon receiving the affirmative vote of the holders of a majority of the Common Stock present or represented by proxy and entitled to vote at the Annual Meeting.

     A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting of Stockholders, will have the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions.

     While stockholder ratification is not required for the selection of PricewaterhouseCoopers LLP since the Board of Directors has the responsibility for the selection of the Company's independent auditors, the selection is being submitted for ratification at the Annual Meeting solely with a view toward soliciting the stockholder's opinion thereon, which opinion will be taken into consideration in future deliberations.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION BY THE STOCKHOLDERS OF THIS APPOINTMENT.

                             STOCKHOLDER PROPOSALS

     Pursuant to various rules promulgated by the SEC, a stockholder that seeks to include a proposal in the Company's proxy statement and form of proxy card for the Annual Meeting of the Stockholders of the Company to be held in 2000 must timely submit such proposal in accordance with SEC Rule 14a-8 to the Company, addressed to Rodney S. Bond, Secretary, 108 Wild Basin Road, Austin, Texas 78746 no later than July 15, 2000. Further, a stockholder may not present a proposal for inclusion in the Company's proxy statement and form of proxy card related to the 2000 annual meeting and may not submit a matter for consideration at the 2000 annual meeting, regardless of whether presented for inclusion in the Company's proxy statement and form of proxy card, unless the stockholder shall have timely complied with the Company's bylaw requirements which set a notice deadline after which a stockholder will not be permitted to present a proposal at the Company's stockholder meetings. The bylaws state that in order for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting. A stockholder's notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the meeting a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; the name and address, as they appear on the Company's books, of the stockholder proposing such business and the name and address of the beneficial owner, if any, on whose behalf the proposal is made; the class and number of shares of the Company which are owned beneficially and of record by such stockholder of record and by the beneficial owner, if any of whose behalf the proposal is being made; and any material interest of such stockholder of record and beneficial owner, if any, on whose behalf the proposal is made in such business. A notice given pursuant to this advance notice bylaw will not be timely with respect to the Company's 2000 meeting unless duly given by no later than October 17, 2000 and no earlier than September 17, 2000.

     With respect to business to be brought before the Annual Meeting, the Company has not received any notices from stockholders that the Company is required to include in this Proxy Statement.

                                    GENERAL

     As of the date of this Proxy Statement, the management of the Company has no knowledge of any business to be presented for consideration at the meeting other than that described above. If any other business should properly come before the meeting, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the judgment of the persons named in such proxies.

     The cost of any solicitation of proxies by mail will be borne by the Company. Arrangements may be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of material to and solicitation of proxies from the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out of pocket expenses incurred by them in connection therewith. In addition to the proxy solicitation material mailed to stockholders, the Company has also retained the services of Shareholder Communications Corporation, New York, New York, to assist in the solicitation of proxies for a fee estimated at $3,500 plus out-of-pocket expenses. Brokerage houses and other custodians, nominees and fiduciaries will, in connection with shares of Common Stock registered in their names, be requested to forward solicitation material to the beneficial owners of such shares and to secure their voting instructions. The cost of such solicitation will be borne by the Company.

     The information contained in this Proxy Statement in the sections entitled "Election of Directors -- Report From the Compensation Committee Regarding Executive Compensation" and "Comparative Total Returns" shall not be deemed incorporated by reference by any general statement incorporating by reference any information contained in this Proxy Statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except to the extent that the Company specifically incorporates by reference the information contained in such sections, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

                                            By Order of the Board of Directors,

                                            RODNEY S. BOND
                                            Secretary

Austin, Texas

VTEL CORPORATION           ANNUAL MEETING         PROXY NO.            SHARES
                         DECEMBER 16, 1999                         IN YOUR NAME

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Rodney S. Bond as Proxy, with the power to appoint his substitute, and hereby authorizes him to represent and vote, as designated on the reverse side hereof, all of the shares of the Common Stock of VTEL CORPORATION (the "Company") held of record by the undersigned at the close of business on November 5, 1999, at the Annual Meeting of Shareholders to be held on December 16, 1999, and any adjournment(s) thereof.

                                  Dated                                   , 1999
                                       -----------------------------------

                                  ----------------------------------------------
                                  Signature

                                  ----------------------------------------------
                                  Signature, if Held Jointly

                                  Please execute this Proxy as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

             PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

VTEL CORPORATION                 ANNUAL MEETING        CONTINUED FROM OTHER SIDE
                               DECEMBER 16, 1999


    THIS PROXY, WHEN PROPERLY EXECUTED AND DATED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES UNDER PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4 AND AT THE DISCRETION OF THE PROXIES WITH RESPECT TO ANY MATTERS REFERRED TO IN PROPOSAL 5.

1. Proposal to elect as directors of the Company the following persons to hold office for the terms specified in the Company's 1999 Annual Proxy or until their successors have been duly elected and have qualified.

     [ ] FOR all nominees listed below                [ ] WITHHOLD AUTHORITY to vote for all
         (except as marked to the contrary                nominees listed below
         below)

            F.H. (Dick) Moeller     Gordon H. Matthews     Richard N. Snyder    James H. Wells
            Stephen L. Von Rump     T. Gary Trimm          Kathleen A. Cole

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

-------------------------------------------------------------------------------------------------

                                                                         FOR    AGAINST   ABSTAIN
                                                                         ---    -------   -------

2.   Proposal to approve an amendment to the Company's Employee Stock    [ ]      [ ]       [ ]
     Purchase Plan ("ESPP") to increase the number of shares of the
     Company's Common Stock issuable under the ESPP upon the exercise of stock options granted pursuant to the ESPP from 950,000 shares to 1,450,000 shares.

3.   Proposal to approve an amendment of the Company's 1992 Director     [ ]      [ ]       [ ]
     Stock Option Plan (the "Director Plan") to increase the number of shares of the Company's Common Stock issuable under the Director
     Plan upon the exercise of stock options granted pursuant to the
     Director Plan from 150,000 to 250,000 shares and to modify the formula pursuant to which options are granted thereunder.

4.   The ratification of the Board of Directors' appointment of
     PricewaterhouseCoopers LLP, independent accountants, as the
     Company's independent auditors for the year ending July 31, 2000.   [ ]      [ ]       [ ]

5.   In their discretion, the proxies are authorized to vote upon such   [ ]      [ ]       [ ]
     other business as may properly come before the meeting or any adjournment(s) thereof.

                    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

-------------------------------------------------------------------------------------------------
     PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE
-------------------------------------------------------------------------------------------------